Exhibit 99.1

Turning Point Brands Appoints Andrew Flynn as Chief Financial Officer

LOUISVILLE, Ky. – March 11, 2024 – Turning Point Brands, Inc. (“TPB” or the “Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, announced today the appointment Andrew Flynn as the Company’s new Chief Financial Officer, effective on or before April 1, 2024. Mr. Flynn is replacing Louie Reformina, who will step down to pursue other opportunities.

Prior to joining Turning Point Brands, Mr. Flynn served as the CFO of Connected Cannabis Co. where he was responsible for bringing sustained profitable growth, expanding geographically and recapitalizing the company. In this role Mr. Flynn operationalized and reshaped the finance, IT, legal and compliance organizations to meet business objectives. Before joining Connected he served as Sr. Vice President of Juul Labs. Earlier in his career he served as Vice President of Finance, at James Hardie Building Products, and Vice President of Finance at Arrow Electronics. Mr. Flynn holds a BS from Indiana University and an MBA from the University of Colorado Denver.

“Turning Point Brands is one of the most innovative and well-capitalized companies in the industry. TPB’s iconic Zig-Zag and Stoker’s brands and market-leading distribution platform set it apart in this rapidly evolving space.  As CFO, I look forward to working with the Board and management team to maximize long-term shareholder value,” said Mr. Flynn.

“Andrew has led key initiatives across all areas of finance and broader strategic planning throughout his career. His diverse operating background and industry expertise ideally positions him to help us maximize the value of our brands, continue to modernize our organization, and grow our free cash flow,” said Graham Purdy, Turning Point Brands President and CEO.

“I have enjoyed getting to know Andrew and am excited to have him on board.  I am confident he will hit the ground running and be immediately accretive to the organization,” added David Glazek, Executive Chairman of Turning Point Brands.

“I would like to thank Louie for his service to the Company,” said Mr. Purdy. “Louie played a major role in improving Turning Point’s capital structure, securing and negotiating the Clipper Distribution Agreement, spearheading our IT initiatives, and navigating our transition from the pandemic. I look forward to tracking his future progress.”

About Turning Point Brands
Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, through its iconic Zig-Zag® and Stoker’s® brands. TPB’s products are available in more than 210,000 retail outlets in North America in addition to its ecommerce platforms.  For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the company’s Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

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Investor and Media Contact
Jamie Clement
Investor Relations
jclement@tpbi.com